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EXHIBIT 10.1 Employment Agreement between Steve Marcum and Citizens
                               First Corporation

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT, made and entered into as of this 24th day of October 2005, by and between CITIZENS FIRST CORPORATION, a Kentucky corporation ("Employer"), and STEVE MARCUM, an individual ("Marcum").
     For and in consideration of the mutual terms, conditions and benefits to be obtained by the parties to this Employment Agreement, the receipt and sufficiency of which the parties hereby acknowledge, Employer and Marcum agree as follows:
         1. EMPLOYMENT. Employer hereby employs Marcum, and Marcum
hereby accepts employment with Employer, as the Chief Financial Officer (hereinafter "Position") of Employer and of any banking institution established by the Employer in its capacity as a Bank Holding Company.
         2. NATURE OF EMPLOYMENT. The parties hereto agree that employment with the Employer is voluntary and is not guaranteed for any length of time. Marcum is free to resign at any time, with or without cause, and Employer may terminate Marcum's employment at any time, with or without cause.
         3. RESPONSIBILITIES IN POSITION. During his employment, except for illness, and reasonable vacation periods as hereinafter provided and reasonable involvement in civic affairs and in organizations which benefit, promote or complement the interests of Employer, and except as otherwise provided in this Employment Agreement, or as approved by Employer, Marcum shall devote substantially all of his business, time, attention, skill and efforts to the faithful performance of his duties hereunder and in the Position, and shall use his best efforts, skill and experience to promote the business,
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interests and welfare of Employer. Marcum shall not, without the consent of
Employer, be engaged in any other business activity, whether or not such activity is pursued for gain, profit or pecuniary advantage.
         4. SPECIFIC DESCRIPTION OF AUTHORITY. Marcum is hereby employed in the Position, and he shall have, exercise and carry out the authorities, powers, duties and responsibilities conferred upon persons occupying each of the capacities contained in the Position by the Bylaws of Employer, as such Bylaws are from time to time in effect, and shall observe such directions and restrictions as the Employer may from time to time confer or impose upon him. In the absence of specific directions, Marcum shall have the duties, responsibilities and authorities with respect to Employer as set forth in the separate written job description for his position.
        5. COMPENSATION. Marcum's salary shall be $120,000.00 per year which may in the Employer's sole discretion be adjusted in writing by the President and Chief Executive Officer at the commencement of each calendar year that the Employment Agreement is in effect. Any purported agreement for additional compensation or for an adjustment in compensation which is not evidenced in writing shall not be enforceable, and shall be of no force or effect whatsoever. Marcum's salary, as established by the President and Chief Executive Officer, shall be paid in equal bi-weekly installments.
         6. REIMBURSEMENT. Employer will reimburse Marcum for all reasonable and necessary expenses incurred by him in carrying out his duties under this Employment Agreement; provided that such expenses shall be incurred by him only pursuant to the policies and procedures of Employer, from time to time in effect, and that all such expenses must be reasonable and necessary expenses incurred by him solely for the
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purpose of carrying out his duties under this Employment Agreement. Marcum shall present to Employer from time to time an itemized account of such expenses in such form as may be required by Employer. Any such itemized account shall be subject to approval by Employer.
         7. VACATION. Marcum shall be entitled to four weeks of paid vacation annually which may be adjusted by the President and Chief Executive Officer, provided the adjustment is evidenced in writing. Vacation shall be taken only at those times that have been approved in advance by Employer. At least five days of vacation must be taken consecutively each year. Unused vacation time shall not accrue from year-to-year.
8. Employee Benefits. Marcum shall be entitled to participate in all employee benefit programs conferred by Employer, from time to time, upon its other executive officers, including the following:
                  A. The right to participate in any health insurance program established by Employer;
                  B. The right to participate in any profit sharing plan,
pension plan, or other incentive program, retirement benefit plan or similar program established by Employer; provided, that Marcum must be a "qualified participant," as defined in the legal documentation establishing such plans;
                  C. The right to participate in any life insurance plan, short-term disability plan, or long-term disability plan established by the Employer.
                  D. The right to participate in any bonus plan or stock option plan established by Employer in its sole discretion.
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         9. ANNUAL EVALUATION. At least annually, the Employer shall complete an evaluation of Marcum's performance as measured against specific goals and objectives as established by Employer.
         10. TERMINATION. Marcum's employment may be terminated for any reason whatsoever, with or without cause, if Employer determines in its sole discretion that such employment should be terminated. If Marcum's employment is terminated without cause, Marcum shall be entitled to receive as severance an amount equal to the value of his compensation, at the annual rate then in effect, for a period of 60 days following written notice of his termination. If Marcum's employment is terminated with cause, Marcum shall not be entitled to any further compensation of any kind or nature whatsoever following written notice of such termination.
         For purposes of this Paragraph, termination "with cause" means that the Employer has determined in good faith that Marcum has engaged in the following conduct:
                  A. Marcum has appropriated to his personal use funds, rights or property of Employer or of any of the customers of Employer;
                  B. Marcum has misrepresented or engaged in any other act of substantial dishonesty in the performance of his duties or responsibilities;
                  C. Marcum has failed to discharge his duties and responsibilities in the Position, and fails or refuses to correct such failings within thirty (30) days of receipt of written notice to him from the Employer of the failings, which such notice shall specifically describe Marcum's failings and the steps required to remedy same;
                  D. Marcum is engaging in competition with Employer in any manner or in activities harmful to the business of Employer;
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                  E. Marcum is using alcohol, drugs or similar substances in an illegal manner;
                  F. Marcum has become "disabled" or "incompetent," as hereinafter defined in this Employment Agreement;
                  G. Marcum is convicted of a felony, or of a substantial misdemeanor involving moral turpitude;
                  H. For any reason, Employer or any banking institution which it might organize is unable to procure uponrcum a substantial fidelity bond, or a bonding company refuses to issue a bond to Employer or any banking institution which it might organize if Marcum is employed in the Position;
                  I. Marcum is guilty of professional misconduct or of a breach of this Employment Agreement that renders his service unacceptable.
         11. DISABILITY. Marcum shall be deemed to be "disabled" or shall be deemed to be suffering from a "disability" under the provisions of this Employment Agreement if a competent physician, acceptable to Marcum and
Employer, states in writing that it is such physician's opinion that Marcum will be permanently (or for a continuous period of four (4) calendar months) unable to perform a substantial number of the usual and customary duties of Marcum's employment. In the event Marcum and Employer are unable to agree upon such a suitable physician for the purposes of making such a determination, then Marcum and Employer shall each select a physician, and such two physicians as selected by Employer and Marcum shall select a third physician who shall make the determination, and the determination made by such third physician shall be binding upon Marcum and Employer. It is further agreed that if a guardian is appointed
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for Marcum's person, or a conservator or curator is appointed for
Marcum's estate, or he is adjudicated "incompetent" or is suffering or operating under a mental "disability" by a court of appropriate jurisdiction, then Marcum shall be deemed to be "disabled" for all purposes under this Employment Agreement. In the event Marcum becomes "disabled," then his employment and all rights to compensation and fringe benefits shall terminate effective as of the date of such disability determination.
         12. FAITHFULNESS. Marcum shall diligently employ himself in the
Position and in the business of Employer and shall be faithful to Employer in all transactions relating to it and its business and shall give, whenever required, a true account to the Employer of all business transactions arising out of or connected with Employer and its business, and shall not, without first obtaining the consent of Employer, employ either his interest in Employer, or his interests in this Employment Agreement or the capital or credit of Employer for any purposes other than those of Employer. Marcum shall keep Employer fully informed of all work for and transactions on behalf of Employer. He shall not, except in accordance with regular policies of the Board of Directors from time to time in effect, borrow money in the name of Employer, use collateral owned by Employer as security for loans or lease or dispose of or in any way deal with any of the property, assets or interests of Employer other than in connection with the proper conduct of the business of Employer.
         13. NONASSIGNABILITY. Neither this Agreement, nor any rights or interests hereunder, shall be assignable by Employer, or by Marcum, his beneficiaries or legal representatives, without the prior written consent of the other party. All services to be performed hereunder by Marcum must be personally performed by him.
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         14. CONSOLIDATION. Merger or Sale of Assets. Nothing in this Employment
Agreement shall preclude Employer from consolidating or merging into or with, or transferring all or substantially all of its assets to another bank or corporation which assumes this Employment Agreement and all obligations and undertakings of it hereunder. Upon such a consolidation, merger or transfer of assets and assumption, "Employer," as used herein, shall mean such other bank or corporation, as the case may be, and this Employment Agreement shall continue in full force and effect.
         15. BINDING EFFECT. This Employment Agreement shall be binding upon, and shall inure to the benefit of Employer and its successors and assigns, and Marcum and his heirs, executors, administrators and personal representatives.
         16. AMENDMENT OF AGREEMENT. This Employment Agreement may not be
amended or modified except by an instrument in writing signed by the parties hereto.
         17. WAIVER. No term or condition of this Employment Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Employment Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed to be a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived, and shall not constitute a waiver of such term or condition in the future or as to any act other than that specifically waived.
      18. SEVERABILITY. If for any reason any provision of this Employment Agreement is held invalid, such invalidity shall not affect any other provision of this Employment Agreement not held invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. If any provisions of this
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Employment Agreement shall be invalid in part, such partial invalidity shall in no way affect the rest of such provision not held invalid, and the rest of such provision, together with all other provisions of this Employment Agreement, shall, to the extent consistent with law, continue in full force and effect.
     19. TRADE SECRETS. Marcum shall not, at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation, in any manner whatsoever, any information concerning any matters affecting or relating to Employer, including, without limiting the generality of the foregoing, any information concerning any of its customers, its manner of operation, its plans, process or other data, without regard to whether all or any part of the foregoing matters will be deemed confidential, material or important, as the parties hereto stipulate that as between them, the same are important, material and confidential and gravely affect the effective and successful conduct of the business and goodwill of Employer, and that any breach of the terms of this Paragraph shall be a substantial and material breach of this Employment Agreement. Upon termination of employment, whether voluntary or involuntary, Marcum shall immediately return to Employer written materials or other tangible items obtained from Employer.
         20. COVENANT NOT TO COMPETE. During the term of Marcum's employment and for a period of twelve (12) months after the date of termination of his employment regardless of how or when the employment terminates, Marcum shall not directly or indirectly, on his own behalf or as a partner, member, officer, director, employee, agent, consultant, member of the board of directors or board of trustees of any person, firm, corporation, association, entity or otherwise, engage in the banking business in
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Warren County, Kentucky, or in any of the counties adjoining Warren County,
Kentucky (collectively, the "Area"). Marcum shall further, during such twelve
(12) month period, not contact any person who is or has been at any time a banking customer of Employer or solicit or attempt to solicit their banking business, or directly or indirectly induce or attempt to induce any employee or agent of Employer to quit or abandon that party's employment or agency relationship with Employer.
         Marcum warrants, represents and agrees that in the event of the termination of his employment with Employer, Marcum's experience and capabilities are such that he can obtain employment or be self-employed in businesses providing banking services outside the Area, as well as businesses of a different nature both within and outside the Area. Marcum further warrants, represents and agrees that the enforcement of Employer's remedy by way of an injunction or restraining order for a breach of the foregoing provisions of this Paragraph 20 will not prevent Marcum from earning a livelihood. Marcum understands that the provisions of this Paragraph 20 shall be strictly enforced against him.
         21. REMEDIES. All terms of Paragraphs 19 and 20 shall remain in full force and effect after the termination of Marcum's employment and of this Agreement. Marcum agrees that a violation by Marcum of the terms of Paragraphs
19 and 20 would result in irreparable and continuing injury to Employer, for which there would be no adequate remedy at law. Therefore, in the event Marcum shall fail to comply with the provisions of Paragraphs 19 or 20, Employer shall be entitled to such injunctive and other relief as may be necessary or appropriate to cause Marcum to
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comply with the provisions of Paragraphs 19 or 20, and to recover, in addition to such relief, its reasonable costs and attorney's fees incurred in obtaining same. Such right to injunctive relief shall be in addition to, and not in lieu of, such rights to damages or other remedies as Employer shall be entitled to receive.
         22. ENTIRE AGREEMENT. This Employment Agreement contains the entire agreement between the parties with respect to Marcum's employment by Employer. Each of the parties acknowledges that the other party has made no agreements or representations with respect to the subject matter of this Employment Agreement other than those hereinabove specifically set forth in this Employment
Agreement.
         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first above written.
                           CITIZENS FIRST CORPORATION
                              BY:  /s/ Mary D. Cohron
                                       Mary D. Cohron
                                    President and Chief Executive Officer

                                  /s/ Steve Marcum
                                      STEVE MARCUM
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